                                                                    Exhibit 23


                              SIMENSKY AND THOMSON
                          CERTIFIED PUBLIC ACCOUNTANTS
                           A PROFESSIONAL ASSOCIATION
                         268 Main Street, P.O. Box 760
                            Saco, Maine 04072-0760



                                                                       Telephone
                                                                  (207) 284-4841
                                                                  (207) 883-2852
                                                              Fax (207) 282-8857



                 CONSENT OF SIMENSKY AND THOMPSON, CPAs, P.A.


Allied Devices Corporation
Baldwin, New York

We hereby consent to incorporation by reference and inclusion in the Registration Statements filed on Form S-8 of our reports dated June 23, 1998, and July 15, 1998, relating to the financial statements of Atlantic Precision Products, Inc. for the years ended December 31, 1996, and 1997, and the six months ended June 30, 1998.


                                        /s/ Simensky and Thompson

                                        Simensky and Thompson, CPAs, P.A.
                                        September 16, 1998